Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAZARD LTD

(Exact name of registrant as specified in its charter)

Bermuda	98-0437848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

(441) 295-1422

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lazard Ltd 2008 Incentive Compensation Plan

(Full title of the plan)

Scott D. Hoffman, Esq.

Lazard Ltd

30 Rockefeller Plaza

New York, New York 10112

(212) 632-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erik R. Tavzel, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If registrant is an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A common stock, par value $0.01 per share	30,000,000	$43.07	$1,292,100,000	$149,754.39

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes (i) such additional shares of common stock as may be required pursuant to the anti-dilution provisions of the Lazard Ltd 2008 Incentive Compensation Plan (the “Plan”) and (ii) an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(2)	Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on Friday, April 28, 2017.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Plan. Registration Statements on Form S-8 have been filed previously on November 4, 2008 (File No. 333-154977) and February 10, 2014 (File No. 333-193845) for the existing securities under the Plan.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 previously filed on November 4, 2008 (File No. 333-154977) and February 10, 2014 (File No. 333-193845) are incorporated herein by reference and made a part hereof.

This Registration Statement on Form S-8 is filed by Lazard Ltd, a Bermuda exempted company (the “Company”) to register an additional 30,000,000 shares of the Company’s Class A common stock, par value $0.01 per share, which may be awarded under the Lazard Ltd 2008 Incentive Compensation Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Lazard Ltd 2008 Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 24, 2008).

99.2	Lazard Ltd 2016 French Sub-plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 10, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Lazard Ltd certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 2, 2017.

LAZARD LTD

By:	/s/ Matthieu Bucaille
Name:	Matthieu Bucaille
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott D. Hoffman and Matthieu Bucaille, and each of them (with full power to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, of and supplements to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of their respective substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth M. Jacobs	Chairman, Chief Executive Officer and Director	May 2, 2017
Kenneth M. Jacobs	(Principal Executive Officer)

/s/ Matthieu Bucaille	Chief Financial Officer	May 2, 2017
Matthieu Bucaille	(Principal Financial Officer)

/s/ Dominick Ragone	Chief Accounting Officer	May 2, 2017
Dominick Ragone

/s/ Andrew M. Alper	Director	May 2, 2017
Andrew M. Alper

/s/ Ashish Bhutani	Director	May 2, 2017
Ashish Bhutani

/s/ Richard N. Haass	Director	May 2, 2017
Richard N. Haass

/s/ Steven J. Heyer	Director	May 2, 2017
Steven J. Heyer

/s/ Michelle Jarrard	Director	May 2, 2017
Michelle Jarrard

/s/ Sylvia Jay	Director	May 2, 2017
Sylvia Jay

/s/ Philip A. Laskawy	Director	May 2, 2017
Philip A. Laskawy

/s/ Jane L. Mendillo	Director	May 2, 2017
Jane L. Mendillo

/s/ Richard D. Parsons	Director	May 2, 2017
Richard D. Parsons

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the undersigned as the duly authorized representative of Lazard Ltd in the United States on May 2, 2017.

/s/ Scott D. Hoffman
Scott D. Hoffman

EXHIBIT INDEX

5.1	Opinion of Conyers Dill & Pearman Limited.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Lazard Ltd 2008 Incentive Compensation Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 24, 2008).

99.2	Lazard Ltd 2016 French Sub-plan (incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-32492) filed on March 10, 2016).